Exhibit 10.39

RETAILER AGREEMENT

between

RENEWAL BY ANDERSEN CORPORATION

and

U.S. HOME SYSTEMS, INC.

September 26, 2001

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Table of Contents

(continued)

		Page
34.	Notices	15
35.	Waiver	15
36.	Governing Law	15
37.	Compliance with Laws	16
38.	Acknowledgments	16

APPENDIX A	Retailer Information	A-l
APPENDIX B	Renewal by Andersen® Mission, Values and Objectives	B-l
APPENDIX C	Authorized Trademarks, Service Marks and Trade Names	C-l

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RENEWAL BY ANDERSEN CORPORATION

RETAILER AGREEMENT

Renewal by Andersen Corporation, a Minnesota corporation (“We,” “Us,” “Our,” “Renewal”), welcomes U.S. Home Systems, Inc., a Delaware corporation (“You,” “Your”), as a retailer of Renewal by Andersen® brand products for residential replacement and remodeling effective September 26, 2001. We agree to sell Renewal by Andersen® brand products to you as an authorized Renewal retailer in the primary market area designated in Appendix A to this Retailer Agreement (“Agreement”).

RETAILER AND RENEWAL COMMITMENT

You represent the Renewal by Andersen® brand and products to the public. Therefore, it is essential to the success of Renewal by Andersen® and other retailers that you understand, embrace and promote both the letter and spirit of the Renewal by Andersen® Mission, Values and Objectives. A copy of the Renewal by Andersen® Mission, Values and Objectives is attached as Appendix B.

You and Renewal can conduct our relationship with trust and respect only if we work in an open, fair and cooperative manner. Both you and Renewal are dependent upon each other for maintaining this unique working relationship.

You therefore agree to adhere to the Renewal by Andersen® Mission, Values and Objectives in conducting your Renewal by Andersen® business, and to work jointly with Renewal, within the framework identified in this Agreement, to accomplish the Renewal Mission as it relates to your Renewal by Andersen® business. You acknowledge that the success of Renewal, other retailers and our suppliers is dependent on you fulfilling this commitment. Consistent with the Renewal Mission, you pledge to maintain the highest ethical standards in all activities.

You have presented Renewal with information regarding the qualification of your window and patio door division to be appointed a Renewal by Andersen® retailer. You and our window and patio door division have been evaluated and found to satisfy Renewal’s standards.

You have also presented to Renewal a Marketing Area Plan (“MAP”), stating your proposal to develop and operate facilities in the specified primary market area to promote, sell and service Renewal by Andersen® brand products. Renewal has accepted this MAP.

Your acceptance as a Renewal retailer by us confirms that you have met our high standards as one of the limited number of businesses to be offered an opportunity and entrusted with significant responsibility for achieving the future success of the Renewal by Andersen®. Renewal by Andersen® brand products are a superior, customized replacement window and patio door product line. We have developed a comprehensive method for marketing the product line on an installed basis and providing effective post-installation services for it (the “Renewal System”). The Renewal System includes unique

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products, establishment and operation of specially designed retail facilities, visual image of employees and vehicles, advanced computer capability, and a sales approach focused on accommodating customer concerns.

A Renewal retailer sells Renewal by Andersen® brand products to homeowners only on an installed basis, seeking the highest level of customer satisfaction and maintaining high ethical standards and integrity throughout the retailer’s dealings with any customer or potential customer.

The dedication of a Renewal retailer to the goal that each customer be delighted after installation of Renewal by Andersen® products completes the positioning of Renewal by Andersen® as the obvious best solution for a homeowner in need of replacement windows or patio doors. Your entry into this Retailer Agreement affirms your commitment to help us realize the Renewal mission and our commitment to work jointly with you toward that vital objective.

Thank you and welcome to the team!

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1. Your Business. You will establish and operate a business for the retail sale of Renewal by Andersen® brand products in your primary market area listed in Appendix A. You will maintain the showroom(s) and the distribution center for Renewal by Andersen® brand products listed in Appendix A. The showroom(s) and distribution center Listed in Appendix A are sometimes referred to in this Agreement as “premises”. Your rights and obligations to sell Renewal by Andersen® brand products are contained in this Agreement, the most recent edition of our “Business Operations Library” and any other written Renewal policies we provide to you setting forth the Renewal System; provided, however, that so long as you remain engaged primarily in the remodeling business substantially as conducted on the date of this Agreement, the “Renewal System” and our “Business Operations Library” will for purposes of this Agreement mean only the materials contained in the most recent editions of the following such manuals, full and complete copies of each of which have been provided to you prior to the date of this Agreement, as the same may be supplemented and revised from time to time in our reasonable discretion: Product Installation; Service Procedures; Specifications & Technical; Parts and Accessories; and Technical Measurement. Subject to the foregoing, you will adhere to the Renewal System as we may modify it from time to time at our reasonable discretion. You will conduct all other aspects of your Renewal business consistent with good professional practice and with the same level of commitment, effort and quality you employ in the conduct of your primary remodeling business.

2. Your Name. In your business of selling Renewal by Andersen® brand products you will operate under the trade name set forth in Appendix A or such other trade name as we authorize in writing. The trade name will be the property of Renewal. You may not use “Renewal by Andersen” as part of your legal name. You will not use any other primary or secondary trade name without our prior written consent which we may withhold, condition or withdraw at our discretion. We will not arbitrarily, capriciously or in bad faith withhold or delay our consent to allow you to use any additional or substitute trade name(s) that do not include “Renewal by Andersen” (or any variation of that name) in connection with your remodeling business. We will not claim any ownership rights with respect to any trade name(s) that you employ that do not contain “Renewal by Andersen” (or any variation of that name).

3. Products. The only window and patio door products which you will display at your showroom(s) and sell through your sales organization are Renewal by Andersen® replacement window and patio door products and any other products listed in Appendix A. We will make the full Renewal by Andersen® replacement window and patio door product line available to you. We can, however, add to, remove from or modify the products in the Renewal by Andersen® product line from time to time at our discretion; provided, however, that any such additions, removals and modifications will only apply to you to the extent that they apply to other Renewal by Andersen® retailers generally. Unless such changes reasonably relate to health, safety or compliance with legal requirements: (I) we will give you at least 30 days’ prior notice of such changes; and (ii) such changes not apply to any then outstanding purchase orders. Renewal by Andersen® brand products may be manufactured by us or others we designate.

You will sell Renewal by Andersen® replacement window and patio door products only on an installed basis to end-user residential customers purchasing for remodeling or replacement. You will refrain from selling Renewal by Andersen® brand products as a wholesaler, on a stand-alone uninstalled basis, or for new residential construction.

4. Non-Residential. You must obtain our prior approval (which we will not arbitrarily, capriciously or in bad faith withhold or delay) before proposing or soliciting any sale of Renewal by Andersen® brand products for commercial, institutional, governmental or any other non-residential buildings.

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5. Suppliers. We will maintain a list of authorized suppliers for accessories and materials accompanying Renewal by Andersen® products and their installation and a list of authorized suppliers for furnishings, building materials, uniforms and supplies for the establishment and operation of the showroom(s) and distribution center listed in Appendix A. You agree to purchase these items only from the suppliers we have authorized unless you receive our prior approval (which we will not arbitrarily, capriciously or in bad faith withhold or delay) of another supplier in writing.

6. Primary Market Area. You agree to vigorously promote the sale of Renewal by Andersen® brand products throughout your primary market area designated in Appendix A. You will sell Renewal by Andersen® brand products only for installation within your primary market area. You will install all Renewal by Andersen® products that you sell. You will forward to us any customer leads that you receive for installation of Renewal by Andersen® products outside your primary market area.

7. Limited Exclusive. In reliance upon your representations and on your expressed commitment to the Mission, Values and Objectives of Renewal by Andersen®, and provided you remain in compliance with this Agreement, you will have the exclusive right to use the Renewal System for resale of Renewal by Andersen® brand products on an installed basis to end-user residential customers purchasing for replacement or remodeling in your primary market area. We will use commercially reasonable efforts to preclude sales by any other Renewal retailer in your primary market area.

If you substantially (i.e., for this purpose at least 80 percent) meet your obligations under the MAP and this Agreement, then we will not authorize any other Renewal by Andersen® retailer to establish a Renewal by Andersen® retail facility in your primary market area. If you fail to meet your obligations under the MAP and this Agreement then, in addition to other rights or remedies we may have, we may terminate this Agreement for failure of performance or restructure your primary market area and reassign any areas appropriate in our judgment to achieve the maximum potential development of the primary market area. We will provide to you at least 90 calendar days’ prior notice of any change in your primary market area or supplemental or alternative distribution in your primary market area of Renewal by Andersen® brand products on an installed basis to end-user residential replacement or remodeling customers. In the event of any such change in your primary market area or supplemental or alternative distribution in your primary market, appropriate changes will be made to your MAP in the manner contemplated in Section 8, including adjustments to your unit commitments and goals.

8. Goals. You have presented and we have accepted your MAP, which is an essential part of this Agreement. The MAP describes how you will develop your primary market area and fulfill your sales and service commitments.

a.	Initial Marketing Area Plan - You agree to develop your assigned primary market area according to the MAP. Your commitments for such development include, but are not limited to:

(i)	a detailed implementation schedule for the primary market area,

(ii)	a detailed description of the number, location, type, size and opening date of Renewal facilities to be provided, and

(iii)	a statement of your legal and financial structure, including capitalization, line of credit and equity ownership.

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b.	Annual Marketing Area Plan - You also agree to fulfill the sales and service commitments described in the MAP as updated periodically in the manner described below. These operational commitments include, but are not limited to:

(i)	Homeowner delight,

(ii)	Market development,

(iii)	Financial performance,

(iv)	Retail image, and

(v)	Training.

In order to maintain an effective working relationship, you agree to update your MAP annually, or more often if requested by either party (but in on event more that twice in any consecutive 12-month period), and submit it to us for joint review. The process for updating MAPS will include a performance evaluation and any proposed modification to the prior MAP. If you and we agree that changes to the proposed MAP are appropriate, then you will make these changes and then resubmit the MAP for acceptance by us at our discretion.

Your performance of your obligations is essential to effectively and consistently represent the Renewal by Andersen® brand, and to build and maintain the reputation of Renewal and other retailers. Therefore you agree to review with us your performance against the prior year’s MAP in your updated MAP. You and we will use this evaluation to attempt to identify areas in which improvements may be necessary or desirable, and attempt in good faith to set goals for continuous improvement.

9. Training; Staffing. Your Renewal business will be managed by the individual(s) named in Appendix A or such other individual(s) as we approve in writing (such approval to not be withheld arbitrarily). You will employ adequate sales, installation, service, administrative and support staff to conduct your Renewal business and the operations of each of your Renewal by Andersen® showroom(s) and distribution center listed in Appendix A in accordance with the Renewal System.

You will train your personnel as provided in our Business Operations Library and other policies under the Renewal System. You will pay travel, lodging and meal expenses for your personnel to attend training sessions provided by us. If you request training at your location, you will pay travel, lodging and meal expenses of our personnel. You will also reimburse us if we request for the costs of our personnel which we incur in training your personnel at your location.

10. Showroom(s); Distribution Center. You are responsible for purchasing or leasing the real estate and constructing or remodeling and maintaining, equipping and furnishing the premises listed in Appendix A as the showroom(s) at which your Renewal by Andersen® retail business will be operated and any distribution center. The location, size, appearance, equipment, furnishings and displays of the showroom(s) and distribution center are subject to our approval (which we will not arbitrarily, capriciously or in bad faith withhold or delay).

11. Prices; Orders; Shipments. The prices, payment terms and discounts, ordering, acceptance and shipment terms and procedures that apply to your purchases of products from us will be those in our price and discount sheets, Business Operations Library and other policies that are in effect for you at the time. We can change our prices, payment terms and discounts, ordering, acceptance and shipment terms and procedures at our discretion; provided, however, that any such changes will only apply to you to the extent that they apply to other Renewal by Andersen® retailers generally or to the extent they are permitted under Section 12 below. Unless such changes reasonably relate to compliance with legal requirements: (I) we will give you at least 30 days’ prior notice of such changes; and (ii) such changes will not apply to any then outstanding purchase orders. We can allocate production and delivery of our products at our reasonable discretion. We will make reasonable efforts to allocate production and deliveries of our products in a fair and equitable manner.

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12. Credit. Without limiting any rights we might otherwise have to reject orders or to withhold shipments from you, we can do so if you are past due on any unpaid invoice that is not being contested in good faith. We will not arbitrarily, capriciously or in bad faith refuse credit or remove, reduce or place conditions upon any credit limit we establish for you, cease accepting orders from you, or withhold or stop shipments for orders we already have accepted from you.

13. Nonagent. You are not an agent or other legal representative of us for any purpose. You are not granted any authority to assume or create any obligation on our behalf. This Agreement does not create a legal partnership, joint venture, franchise or similar arrangement between you and us, and, as permitted by Minnesota Statutes section 80C.21 and similar provisions in the laws of any other states, you waive the application of any laws concerning such arrangements. In particular, it is our objective to refrain from charging you any amount deemed to be a franchise fee under any state franchise law or the Federal Trade Commission Franchise Rule which would be otherwise applicable to this Agreement. Any such amount inadvertently charged to you will be refunded to you by us.

14. Term. This Agreement will take effect as of the date first above written and will continue in force for an initial term ending on December 31, 2006, subject to earlier termination as provided below. This Agreement may be terminated at any time in accordance with any of the following:

a.	Either you or we can immediately terminate this Agreement and you as a Renewal retailer by giving notice to the other party should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, or go into liquidation or receivership.

b.	Either you or we can immediately terminate this Agreement and you as a Renewal retailer for cause by giving the other party notice. Cause includes, but is not limited to, a material breach by a party of any provision of this Agreement or, except as otherwise described in this Agreement, requirements of the Renewal System.

By way of example only, and not as a limitation, any of the following conduct by you, relating to one or more of your premises or otherwise, constitutes cause for termination by us of this Agreement and you as a Renewal retailer, whether or not the conduct breaches an express provision of this Agreement or, subject to the limitations set forth in this Agreement, any requirement of the Renewal System:

(i)	You fail to pay any amount owing to us for any of your obligations of any kind when payment is due, other than amounts being contested in good faith, for a period of 15 days after we notify you of the delinquency (provided, however, that we will only be required to give you such notice one time in any 12-month period).

(ii)	You fail to substantially (i.e., for this purpose at least 80 percent) meet the sales and customer satisfaction commitments and goals that were set forth in your MAP.

(iii)	You fail to comply, in any material respect, with our directions concerning the use of our trademarks, service marks, and trade names in violation of Section 16 or fail to satisfy any of your other obligations set forth in that section.

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(iv)	You or other entities or persons referred to in Section 17 willfully or negligently disclose or improperly use our confidential information, including any information concerning the Renewal System, in violation of Section 17.

(v)	The continuance or occurrence of any of the following conduct after notice advising you of the conduct and your failure to remedy the concerns raised in the notice prior to the expiration of any reasonable cure period (in no event to exceed 30 days) that we set forth in the notice:

a)	You fail, in any material respect, to maintain any premises in a clean, attractive manner and, subject to the limitations set forth in this Agreement, in compliance with the Renewal System.

b)	You suffer or permit, voluntarily or involuntarily, any right of possession as lessee, sublessee or otherwise of the premises to be terminated prematurely for any cause, but only if such termination results in a material interruption in your ability to do business.

c)	Any judgments aggregating in excess of $50,000 against you or any federal, state or local tax lien in excess of $50,000 against any of the premises remains unsatisfied or unbonded of record in excess of thirty days.

d)	You sell window or patio door products not approved by us or you sell Renewal by Andersen® products to customers not permitted by us in violation of Sections 3, 4, 5 or 6 or fail to satisfy, in any material respect, any of your other obligations set forth in those sections.

e)	You or other entities or persons referred to in Section 18 participate or acquire any interest in any other window or patio door business in violation of that section.

f)	You fail, in any material respect, to furnish us the financial statements or operating information required by Section 19 or you fail, in any material respect, to maintain the insurance required by Section 20.

g)	You do not permit, in any material respect, us, our agents or representatives to inspect any of the premises as required by Section 21.

h)	You fail, in any material respect, to fulfill your service obligations set forth in Section 24.

i)	You fail, in any material respect, to comply with applicable laws, rules, regulations and ordinances as required by Section 37.

j)	You willfully make any misrepresentation or negligently or otherwise make any material misrepresentations to us concerning your sales activities, your adherence to the requirements of the

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Renewal System, or your acquisition, ownership or lease of any of the premises.

k)	You engage in conduct (whether criminal or not) which materially reflects unfavorably upon the operation and reputation of any authorized Renewal retailer, Renewal by Andersen® products or the Renewal System, including, without limitation, conduct prohibited in the Business Operations Library, to the extent that it applies to you at the time.

l)	You fail to use your best efforts to conspicuously and in good taste, display the Renewal by Andersen® name and logo on your vehicles, uniforms, stationery, and sales and marketing materials which is employed in connection with your sales, marketing, installation and servicing of Renewal by Andersen® products.

By way of example only, and not as a limitation, our repeated failure to furnish goods and services to you in accordance with the terms of this Agreement (after receipt of written notice from you detailing our nonperformance and allowing us a reasonable period of time not less than 30 days to substantially remedy the nonperformance) constitutes cause for termination by you of this Agreement.

c.	We can immediately terminate this Agreement and you as a Renewal retailer by giving you, or your transferee or assignee, notice if you did not provide the prior notice to us of such an assignment or delegation as required under Section 31.

d.	Either party can terminate this Agreement and you as a Renewal retailer by giving the other party notice if, pursuant to Section 15, an event or condition of Force Majeure releases the other party from the performance of any of its obligations under this Agreement for a period of 180 days or more.

e.	This Agreement and your position as a Renewal retailer will terminate automatically effective 90 days after we notify you of a decision at our discretion to entirely abandon or terminate the Renewal System.

f.	Either party can terminate this Agreement and you as a Renewal retailer by giving the other party 180 days’ prior notice if you and we are unable to agree on future annual commitments for your sales and customer satisfaction pursuant to Section 8.

g.	We can terminate this Agreement and you as a Renewal retailer by giving you, or your transferee or assignee, 180 days’ prior notice if we do not affirmatively consent in writing to the assignment or delegation under Section 31. So long as during the term of this Agreement and at the date of your notice you have complied, in all material respects, with your obligations under this Agreement, have paid or satisfied all monetary obligations then owing by you to Renewal, and guarantee the assignee’s or delegee’s performance under the Agreement through the current term (as well as post termination obligations), then we will not arbitrarily, capriciously or in bad faith withhold or delay our consent, taking into account the totality of the circumstances, including, but not limited to, our assessment of the proposed owners’/controlling persons’ (i) readiness, willingness and ability, financial and otherwise, to comply with this Agreement and (ii) actual or potential conflicts of interest.

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h.	We and you can terminate this Agreement by mutual written consent.

i.	You may terminate this Agreement by giving written notice to us. The termination will be effective 180 days after we receive the notice, unless otherwise mutually agreed upon in writing.

Any other agreement between you and us concerning your being a Renewal retailer at a location other than the premises listed in Appendix A will automatically terminate effective at the time of expiration or termination for any reason of this Agreement unless we notify you to the contrary in writing prior to the expiration or termination of this Agreement.

During the 180-day period following notice of termination under Section 14(f) or 14(g): (i) we reserve the right to terminate this Agreement and you (or your purported successor or assign) as a Renewal retailer sooner if permitted under other provisions of this Agreement; and (ii) if the sole or principal reason for termination was and remained on account of Section 14(f) or 14(g) or by you for cause, then we will not during that 180-day period grant any person whose primary business is remodeling the right to resell Renewal by Andersen® brand products on an installed basis to end-user residential customers purchasing for replacement or remodeling in your former primary market area.

Termination or expiration of this Agreement will not release either party from the obligation to make payment of all amounts then or thereafter due and payable. Upon termination or expiration of this Agreement, we will have the right, subject to the limitations set forth in this Agreement, to take such actions as we deem reasonably necessary or desirable to maintain continuous operation and management of a Renewal by Andersen® business in the primary market area defined in Appendix A, and you will have the right and obligation to complete open sales contracts.

If you cease to be a Renewal retailer and this Agreement terminates or expires in a manner permitted by this Agreement, then neither you nor we will be liable to the other party for any compensation, loss, recoupment or damage, whether actual, indirect, incidental, consequential, special, punitive or otherwise, on any contract, warranty, tort, negligence, strict liability, antitrust, RICO or any other legal basis, for or related to any termination or expiration of this Agreement and your ceasing to be a Renewal retailer.

The rights and obligations in this Agreement which by their terms or clear intent extend beyond the termination or expiration of this Agreement, including, without limitation, Section 13. Nonagent, Section 14. Term, Section 15. Force Majeure, Section 16. Intellectual Property, Section 17. Confidential Information, Section 18. Non-Competition, Section 22. Telephone, Section 23. Limited Warranty, Section 25. Disclaimer of Other Warranties, Section 26. Indemnification, Section 27. Arbitration, Section 28. Litigation, Section 29. Expenses, Section 30. Damages Limitation, Section 32. Entire Agreement; Amendment, Section 33. Severability, Section 35. Waiver, Section 36. Governing Law, and Section 38. Acknowledgments, will survive termination or expiration of this Agreement, and will remain in full force and effect.

15. Force Majeure. “Force Majeure” is any event or condition, not existing as of the effective date of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations under this Agreement or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following will constitute events or conditions of Force Majeure: embargoes, quotas, transportation delays, acts of state or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged energy, raw material, supplies or labor shortages, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

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Upon giving notice to the other party, a party affected by an event of Force Majeure will be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing under this Agreement, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice must include a description of the nature of the event of Force Majeure, its cause and possible consequences. The party claiming Force Majeure will promptly notify the other party of the termination of such event.

During the period that the performance by one of the parties of its obligations under this Agreement has been released by reason of an event of Force Majeure, the other party may suspend the performance of all or part of its obligations to the extent that such suspension is commercially reasonable. Nothing in this Section 15 will extend the limited exclusivity period in Section 7 or the expiration date in Section 14.

16. Intellectual Property. We grant to you the non-exclusive right to use the trademarks, service marks and trade names set forth in Appendix B, and any others we subsequently designate in writing, but only during the term of this Agreement, and only in connection with the performance of your duties under this Agreement. You will also comply with the following conditions:

a.	You agree to comply with all reasonable written directions that may from time to time be given to you by us as part of the Renewal System or otherwise relating to the use of our trademarks, service marks, and trade names. You will obtain our prior approval of your usage of our marks and names and cease any usage of them to which we reasonably object in writing. You will notify us of any objections by others to your usage of our marks and names.

b.	All intellectual property rights relating to Renewal by Andersen® products or the Renewal System, including all trademarks, service marks, trade names, copyrights, patents, mask works, trade secrets and other intellectual property (together, the “Intellectual Property”), are and will remain the property of Renewal.

c.	You will not use or register any Internet domain name containing any of our trademarks, service marks or trade names. You will submit to Renewal for approval in advance true and complete copies of all World Wide Web pages which contain or refer to any Intellectual Property, and will not use such Intellectual Property on your Web site without such approval. If we request, you will not arbitrarily, capriciously or in bad faith refuse to include on your Web site such links to Renewal’s Web site (if any) or such other sites as we may specify.

d.	You will promptly inform us of any action or conduct of any person that you become aware of which may infringe upon any of our Intellectual Property rights. We will have the discretion whether to take legal action against any such infringement. Any damages or other monies recovered on account of such infringement, whether by judgment, settlement or otherwise, will belong exclusively to us. You will cooperate fully with us in connection with any legal action taken by us with respect to any such infringement. We will reimburse any reasonable out-of-pocket expenses incurred by you in connection with such cooperation.

e.	Upon the termination or expiration of this Agreement, you will immediately discontinue all use of any of our Intellectual Property.

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f.	If we request, any intellectual property you may develop in the course of your performance of this Agreement which relates to Renewal by Andersen® products or the Renewal System will become the property of Renewal. At our request from time to time, you will assign without additional payment by us any or all such trademarks, service marks, trade names, copyrights, patents, mask works, trade secrets and other intellectual property to Renewal and agree, at our request from time to time, to execute any formal assignments or other documents as we may request to effect such assignment.

17. Confidential Information. You and your owners, directors, officers, employees, agents and representatives will use our confidential or proprietary information which you or they have or receive only for the purpose of your performing as a Renewal retailer under this Agreement, and you and they will keep the information confidential except as necessary for that purpose. Similarly, we and our owners, directors, officers, employees, agents and representatives will use any of your confidential or proprietary information which we or they have or receive only for the purpose of your performing as a Renewal retailer under this Agreement, and we and they will keep the information confidential except as necessary for that purpose. A party may disclose the other party’s confidential or proprietary information to such party’s workers, agents and representatives, but only on a need-to-know basis and only after obtaining reasonable assurances that such workers, agents and representatives will treat the information as confidential or proprietary. Upon any expiration or termination of this Agreement you and they will cease using our confidential or proprietary information and we and they will cease using your confidential or proprietary information, and we both will promptly upon request return to the other any such information in the other’s possession or control.

A party’s confidential or proprietary information is any nonpublic information concerning such party including, but not limited to, information relating to research, product development, manufacturing, sales, marketing, administration and finances. This information is confidential or proprietary information regardless of its form, e.g. oral, written, electronic, or other, and whether or not it is labeled as “confidential.” As used in this Agreement, the term “confidential information” or the term “proprietary information” does not include any information which a party obtains from the other which (i) is available to the public as of the date of this Agreement, (ii) which becomes available to the public after the date of this Agreement except to the extent that its publication represents a breach of this Agreement, or (iii) becomes available to a party after the date of this Agreement from a source which is not bound by a confidentiality obligation to the other party. In the event that a party is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the other party’s confidential or proprietary information, the disclosing party will notify the other party promptly so that such other party may seek a protective order or other appropriate remedy.

Our confidential or proprietary information includes our information and that of our affiliates and third parties concerning or relating to us or to Renewal by Andersen® products or the Renewal System. Any lists or data you prepare as a Renewal retailer relating to customers or customer leads will be owned jointly by you and us and will not be considered confidential or proprietary information of the other party for purposes of this Section 17.

18. Non-Competition. Except as otherwise provided in this Agreement, during the term of this Agreement, you will not without our prior consent (which we will not arbitrarily, capriciously or in bad faith withhold or delay), either alone or in any other capacity directly or indirectly participate in or acquire any beneficial interest in or relating to any business which engages in the manufacture, sale, promotion, installation or servicing of window or patio door products within your primary market area. If and to the extent that you obtain non-competition covenants from your directors, officers and key management employees during the term of this Agreement in connection with your remodeling business, you will ensure that those covenants expressly cover your Renewal by Andersen® business and that

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Renewal is an express third party beneficiary of such covenants with respect to the Renewal by Andersen® business.

19. Financial Statements and Operating Information. You will provide to us operating information, including customer lists or customer data relating to sales, marketing, installation and servicing of Renewal by Andersen® products, at such times and in such forms as we may reasonably request. As part of our credit review process, we may request financial statements from time to time, which you agree to provide; provided, however, that we will limit our requests for financial statements to no more than twice in any 12-month period. Failure to prepare and provide any financial statements within a reasonable period of time after receipt of a written request may affect any credit determination made by us under Section 12. We will use the financial statements you provide only for purposes relating to this Agreement and your performance as a Renewal retailer, and will keep your financial statements confidential except for such uses.

20. Insurance. While you are a Renewal retailer, you will acquire and maintain in effect worker’s compensation insurance prescribed by law in the state or states in which your primary market area is located and employer’s liability insurance with a $5 million minimum limit. You will also acquire and maintain in effect other insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated, including, without limitation, the following insurance coverages:

a.	Comprehensive general liability insurance, including product liability coverage, in a form approved by us with a combined single limit of $3 million for bodily injury and property damage, per occurrence; and

b.	All such insurance as may be required by the terms of any purchase or lease agreement for any of the premises listed in Appendix A.

All insurance policies will name Renewal as an additional insured. All insurance policies will include a provision prohibiting cancellations or material changes to the policy until thirty calendar days’ written notice has been given to us. All insurance will be placed with a reputable insurance company. You will furnish us from time to time with certificates of insurance evidencing your maintenance of the above insurance coverages.

Renewal will carry you as an additional insured on its comprehensive liability and product liability coverages, will provide you with certificates of insurance and will require its carriers to issue endorsements obligating themselves to provide you with not less than 30 days’ advance notice of expiration, cancellation or material change in terms of coverage.

21. Inspection. We and our agents or representatives will have the right to inspect each of the premises listed in Appendix A and your books and records which relate to your performance under this Agreement and observe your manner of operating the premises at all reasonable times upon advance notice (at least 48 hours in the absence of an emergency) to ensure that your operation and management of the premises is in compliance with this Agreement and with the Renewal System. You will maintain complete and accurate books and records concerning your performance in accordance with the Renewal System.

22. Telephone. You will subscribe to an adequate number of telephone lines and other communication services for your customers and marketing response efforts (e.g., voice, facsimile and data transmissions). You will provide the right for us to acquire the primary and advertised line(s) and

USHS Agreement (LA) - FINAL	12	Confidential

services (including numbers and domain names and addresses) upon any expiration or termination of this Agreement.

23. Limited Warranty. We will provide to the owner of each property at which you install Renewal by Andersen® products pursuant to this Agreement a Limited Warranty which we may modify from time to time at our discretion. The Limited Warranty will include coverage for installation of Renewal by Andersen® products. Any claim on such warranty with respect to your installation of Renewal by Andersen® products will be solely your responsibility, and you may not charge the customer for your service or repair work pursuant to that warranty. We will not arbitrarily, capriciously or in bad faith refuse to permit you to issue an extended limited warranty program covering your installation services so long as we review in advance the written program and so long as that program at a minimum makes clear that the extended warranty will be your sole responsibility.

24. Service. While this Agreement is in effect you will service and repair any installation you make of Renewal by Andersen® products so that it meets our standards and fulfills the terms of any warranty we have provided to the owner of the property. In performing service and repair work you will utilize materials and parts and follow procedures reasonably prescribed by us. We will reimburse you for providing any service or repair work which you are required to provide under this Section 24 in accordance with the service reimbursement policy of the Renewal System.

Service and repair work which you perform which is not covered by our warranty will be at your expense but you may establish such charges to the owner of the property for the work that you determine at your discretion. We may elect to provide service and repair for any installation in which case we will bear the cost and may establish charges to the owner. Service or repair we provide pursuant to our Limited Warranty with respect to your installation or repair services will be your responsibility as provided in Section 23, and you will reimburse us in accordance with the service reimbursement policy of the Renewal System. In the absence of an emergency, we will not perform service or repair work that is otherwise your responsibility unless you have failed to perform such services in a timely manner.

25. Disclaimer of Other Warranties. EXCEPT FOR THE LIMITED WARRANTY REFERRED TO IN SECTION 23 AND THE ACKNOWLEDGMENTS IN SECTION 38, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES IMPLIED BY LAW OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE PRODUCTS PURCHASED AND SOLD UNDER THIS AGREEMENT OR ANY SERVICES CONTEMPLATED BY OR OTHER PROPERTY DELIVERED PURSUANT TO THIS AGREEMENT, AND ALL SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED.

26. Indemnification. You will defend, indemnify and hold us harmless from any liability, loss, damage or expense, including reasonable attorneys’ fees, from any claims or causes of action for damage or injury to persons or property arising in connection with your performance of this Agreement or your acts or omissions as a Renewal retailer, including, without limitation, your installation of any of our products. We will defend, indemnify and hold you harmless from any liability, loss, damage or expense, including reasonable attorneys’ fees, from any claims or causes of action for damage or injury to persons or property arising in connection with our performance of this Agreement or our acts or omissions, including, without limitation, claims of third parties that the proper exercise by you of the non-exclusive license to certain intellectual property granted to you under Section 16 infringes on any trademark, service mark, trade name, copyright or other proprietary rights of such third party. The party seeking to be indemnified will promptly notify the other party of any claim in writing, tender to the other party the right to defend such claim at such other party’s expense and reasonably cooperate with the other party in

USHS Agreement (LA) - FINAL	13	Confidential

defending or settling the claim. A party will not be indemnified under this Section 26 for any claim settled without the other party’s prior written consent (which may not be unreasonably withheld). The indemnified party may participate in the defense through its own counsel at its expense.

27. Arbitration. If there is any dispute, controversy, claim or cause of action between you and us arising out of or relating to this Agreement, including the termination thereof, its performance, or your being a Renewal retailer, or the rights or obligations of the parties (together, a “Dispute”), you and we will meet together in an effort to resolve the Dispute. If you and we are unable to resolve the Dispute through negotiation, either party may request that such Dispute be resolved by binding arbitration in St. Paul, Minnesota, by three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. If both parties agree to arbitrate the Dispute, no legal action may be commenced or continued thereafter in court by either you or us to resolve the Dispute. Judgment may be entered on the arbitrators’ award in any court having competent jurisdiction. This Section 27 does not limit the ability of either party to commence or continue litigation except as provided in any agreement between the parties to arbitrate a Dispute. The running of any statute of limitations is not affected by this Section 27.

28. Litigation. You consent to the personal jurisdiction of the state and federal courts in Minnesota in connection with any Dispute between you and us, on any contract, warranty, tort, negligence, strict liability, antitrust, RICO or any other legal basis. You waive your right to argue that the court in which any such action or proceeding is brought is not convenient. This Section 28 does not prevent us from bringing any action or proceeding against you or your property in the courts of any other jurisdictions.

29. Expenses. If we assert a claim or cause of action, including a counterclaim, against you in connection with any Dispute and we do not prevail on that claim or cause of action, we will reimburse you for all reasonable costs, expenses and fees, including attorneys’ fees, you incurred in defending against our claim or cause of action. If you assert a claim or cause of action, including a counterclaim, against us in connection with any Dispute and you do not prevail on that claim or cause of action, you will reimburse us for all reasonable costs, expenses and fees, including attorneys’ fees, we incurred in defending against your claim or cause of action. A party prevailing as to any claim or cause of action, including a counterclaim, asserted by that party will bear its own fees, costs and expenses except as otherwise provided by law. The allocation of costs, expenses and fees set forth in this Section 29 will be applicable whether a claim or cause of action is asserted in arbitration or litigation in court.

30. Damages Limitation.

a.	DAMAGES SOUGHT BY EITHER PARTY AGAINST THE OTHER PARTY IN CONNECTION WITH ANY DISPUTE (AS DEFINED ABOVE), WHETHER BASED ON CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, ANTITRUST, RICO OR OTHERWISE, WILL BE LIMITED TO DIRECT DAMAGES. FURTHER, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY, AND NEITHER PARTY WILL SEEK TO RECOVER OR ENFORCE A JUDGMENT AGAINST THE OTHER PARTY, FOR:

(i)	INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RELATING TO LOSS OF INVESTMENT, INDEBTEDNESS, LOSS OF FINANCING, LOSS OF SALES OR PROFITS, OR BUSINESS INTERRUPTION, DISCONTINUANCE OR TERMINATION, OR

USHS Agreement (LA) - FINAL	14	Confidential

(ii)	PUNITIVE, TREBLE OR OTHER DAMAGES IN EXCESS OF DIRECT DAMAGES,

WHETHER THE UNDERLYING DISPUTE IS BASED ON CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, ANTITRUST, RICO OR OTHERWISE, AND EACH PARTY WAIVES ANY CLAIM AGAINST THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL AND SPECIAL DAMAGES AND FOR PUNITIVE, TREBLE OR OTHER DAMAGES IN EXCESS OF DIRECT DAMAGES.

b.	THIS SECTION 30 DOES NOT APPLY TO ANY DISPUTE BY CONCERNING A PARTY’S RIGHTS IN ITS CONFIDENTIAL OR PROPRIETARY INFORMATION, IN ITS INTELLECTUAL PROPERTY (AS DEFINED ABOVE), OR IN THAT OF ITS AFFILIATES.

31. Assignment. You cannot assign or delegate, voluntarily, involuntarily or by operation of law, your rights and obligations under this Agreement unless you give us at least 60 days’ prior notice in each instance. We can assign or delegate any of our rights or obligations to our present and future affiliates from time to time in whole or in part without your consent. For purposes of this Agreement, an assignment includes a change in ownership or control of your entity, your Renewal by Andersen® business, or your remodeling business.

32. Entire Agreement; Amendment. This Agreement and our written policies setting forth the Renewal System, including our Business Operations Library, provided by us to you constitute the entire legally binding agreement between you and us concerning your being a retailer for our products and the rights and obligations of you and us concerning your Renewal by Andersen® dealership. All prior and contemporaneous agreements and discussions between you and us, whether oral or written, are superseded by this Agreement and are null and void. This Agreement can only be amended by a statement in writing signed by you and a duly authorized officer on behalf of Renewal. We can change the Renewal System and our policies, including Business Operations Library and other written policies relating to the System, and adopt new policies from time to time at our discretion without your consent and without giving you prior notice. If there is any conflict between this Agreement and any of our current or subsequent policies, including Business Operations Library, this Agreement will govern.

33. Severability. Each provision of this Agreement will be interpreted so as to be valid under applicable law. If any provision of this Agreement is found invalid, the provision will be ineffective to the minimum extent necessary to make it valid under applicable law without invalidating the remainder of that provision or any other provisions of this Agreement.

34. Notices. All notices and consents required to be given by this Agreement will be given in writing by facsimile (with confirmation of transmission), by personal delivery, or by United States registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth in Appendix A or to another address which a party designates by notice to the other party. All notices will be effective upon delivery to the designated address.

35. Waiver. No failure or delay by either you or us to assert any right or remedy under this Agreement will be a waiver of that right or remedy if the circumstances giving rise to the right or remedy continue or are repeated. No waiver will be effective unless given in writing.

36. Governing Law. This Agreement, the legal relationship between you and us and any Dispute will be governed by and construed in accordance with the internal laws of the State of Minnesota (without

USHS Agreement (LA) - FINAL	15	Confidential

regard to the laws of conflict of any jurisdiction) as to all matters, including, without limitation, validity, interpretation, liability, litigation, performance and remedies.

37. Compliance with Laws. You agree to comply in all material respects with all laws, rules, regulations and ordinances applicable to your performance of this Agreement, including, without limitation, obtaining any necessary licenses, permits, bonding or authorizations.

38. Acknowledgments. You acknowledge that:

a.	At the end of the initial term of this Agreement, you will have the option to renew the business for the primary market area for one additional five (5) year term, provided the following conditions have been met:

(i)	You have given Renewal written notice at least 180 days prior to the end of the term of this Agreement of your commitment to renew your business of selling Renewal by Andersen® brand products for the primary market area listed in Appendix A.

(ii)	During the term of this Agreement and at the expiration of this Agreement you have fulfilled in all material respects your commitment to the Renewal mission and have complied in all material respects with your obligations under this Agreement.

(iii)	All monetary obligations then owing by you to Renewal have been paid or satisfied prior to the end of the term of this Agreement.

(iv)	You have agreed that your business will reflect our then-current image, decor and specifications.

(v)	You agree to execute and comply with the then-current standard Retailer Agreement then being offered to new Retailers by Renewal which may contain terms, conditions and economics that vary in substance from the terms, conditions and economics of this Agreement; provided, however, that both parties agree to negotiate in good faith to reach agreement with respect to modifications to that standard Retailer Agreement consistent with the nature and extent of the modifications negotiated with respect to this Agreement.

b.	No representation has been made by us to you as to your future profitability as a Renewal retailer or your success in the sale of Renewal by Andersen® products.

c.	No future agreement or offers of agreement for additional Renewal by Andersen® showrooms or primary market area, other than this Agreement concerning the showroom(s) and primary market area listed in Appendix A, have been promised or made to you.

d.	This Agreement is only with Renewal by Andersen Corporation, a subsidiary of Andersen Corporation. None of Andersen Corporation, Andersen Windows, Inc. or any other present or future affiliates of Renewal by Andersen Corporation is subject to any restrictions or limitations contained in this Agreement or has any obligations or liabilities to you under this Agreement.

USHS Agreement (LA) - FINAL	16	Confidential

Please show your agreement with the above provisions by signing this Agreement and returning it to us.

Agreed:		Accepted:

U.S. HOME SYSTEMS, INC.		RENEWAL BY ANDERSEN CORPORATION

BY	/s/ Murray Gross	BY	/s/ Craig Evanich

	(SIGNATURE)		(SIGNATURE)

NAME:	Murray Gross	NAME:	Craig Evanich
(PRINT OR TYPE)

TITLE:	President and CEO	TITLE:	General Manager

USHS Agreement (LA) - FINAL	17	Confidential

APPENDIX A

TO

RENEWAL BY ANDERSEN CORPORATION

RETAILER AGREEMENT

Retailer Information

1.	Authorized Trade Name of Retailer:

“Renewal by Andersen® of Los Angeles

2.	Primary Market Area of Retailer:

See attached list of counties and zip codes:

3.	Showroom(s) of Retailer:

Two (2) locations to be opened in the greater Los Angeles area during 2002; see attached MAP for specific locations and timing.

Note: You do have the right to display products from your remodeling business in the Renewal by Andersen® showrooms you have agreed to open as part of this Agreement. These displays include but will not exceed a small kitchen setting and a small bathroom setting, along with small tabletop signs stating “kitchen and bath remodeling available through Century 21 Home Improvements” or something similar which would be mutually agreed upon. You agree that these showrooms will not have any exterior signage other than for Renewal by Andersen. You do not have the right to display any other window or door products other than Andersen or Renewal by Andersen® brand products in these showrooms without prior written approval from us.

4.	Distribution Center of Retailer:

To be determined by mutual agreement of the parties.

5.	Authorized Non-Renewal Products:

During the term of this Agreement, so long as you remain engaged primarily in the remodeling business as conducted on the date of this Agreement, you may continue to sell through your non-Renewal by Andersen sales organization all nonfenestration products reasonably related to that remodeling business, but in no event will you market or sell any of the following brands of window or door products: Pella, Marvin, Weathershield, Caradco, Hurd or Pozzi or any similar national brands, subject to the following additional restrictions that will apply during the term of this Agreement with respect to window and patio door products. With respect to window and

USHS Agreement (LA) - FINAL	A-1	Confidential

patio door products, during the term of and for the market area specified in this Agreement, you agree to use exclusively Andersen® brand or Renewal by Andersen® brand products in all of your remodeling projects to the maximum extent possible consistent with the architectural and functional requirements of the project.

6.	Owner(s), Directors, Officers and Key Management Employees’ of Retailer:

Name	Address

Murray Gross	750 State Highway 121 Bypass, Suite 170, Lewisville, TX 75067

Peter Bulger	750 State Highway 121 Bypass, Suite 170, Lewisville, TX 75067

Robert DeFronzo	750 State Highway 121 Bypass, Suite 170, Lewisville, TX 75067

Steve Gross	750 State Highway 121 Bypass, Suite 170, Lewisville, TX 75067

7.	Unit Sales Commitment and Goals:

Year 2001 commitment = 0 (zero) units

Year 2002 commitment = 6,800 units

Units goals: 2003 = 14,000; 2004 = 23,000; 2005 = 27,000; 2006 = 33,000

Consistent with Appendix B, your eventual annual window sales goal (20% of “sweet spot”) = 55,8000 units, but your annual commitments are as stated above

8.	Effective Date: This Appendix A is effective as of September 26, 2001.

RENEWAL BY ANDERSEN CORPORATION		U.S. HOME SYSTEMS, INC.

By:	/s/ Craig Evanich	By:	/s/ Murray Gross

Name:	Craig Evanich	Name:	Murray Gross
Title:	General Manager	Title:	President & CEO
Date:	9/26/01	Date:	9/28/01

Renewal by Andersen Corporation	U.S. Home Systems, Inc.
9900 Jamaica Avenue South	750 State Highway 121 Bypass Ste 170
Cottage Grove, MN 55016	Lewisville, TX 75067
Fax: (651)264-4080	Fax 972 459 - 4800

[1]	Including new persons or successors to the named persons who are owners and/or who perform substantially similar functions.

USHS Agreement (LA) - FINAL	A-2	Confidential

APPENDIX B

TO

RENEWAL BY ANDERSEN CORPORATION

RETAILER AGREEMENT

Renewal by Andersen® Mission, Values and Objectives

Our Mission

Renewal by Andersen will become the pre-eminent provider of exterior home improvement services by building lifetime relationships with homeowners who love their homes.

Our Values

Customer Focus – We are committed to understanding our homeowner customer’s real needs and expectations, and exceeding them. We recognize that a delighted customer is our best recommendation to future business.

Safety – We are committed to the safety and well being of the people who come into contact with our products.

Excellence – We set the highest standards for our professional performance, our products and service. We are committed to continuous quality improvement in all that we do.

Integrity – We are committed to working fairly and honestly with all those with whom we come in contact.

Innovation – Our motto “different and better” connotes innovation, aesthetic and economic value... going beyond the expected into the surprising.

Teamwork – We foster an environment where individual skills and talents are recognized and encouraged to thrive in a cooperative team environment.

Individual Dignity – We believe that respect for each other’s cultures, point of view and professional business styles significantly contributes to our business goals.

Citizenship – We believe that we have a direct and compelling responsibility to our communities to conduct our business ethically, to engage in responsible stewardship of the environment, and to concern ourselves with the welfare of the people in the communities in which we work.

Having fun as we support one another and serve our homeowner customers.

USHS Agreement (LA) - FINAL	B-1	Confidential

Our Objectives

Homeowner delight that is the highest in our industry. Intermediate targets are 80% “top box” rating for product satisfaction, overall service satisfaction and recommendation.

Market penetration that of at least 20% of the calculated “sweet spot” within three years of entry.

Speed as competitive advantage with consistent order-to-install times of 30 calendar days or less.

Economic value for Andersen Corporation and our partners.

Effective Date: This Appendix B is effective as of September 26, 2001.

RENEWAL BY ANDERSEN CORPORATION		U.S. HOME SYSTEMS, INC.

By:	/s/ Craig Evanich	By:	/s/ Murray Gross

Name:	Craig Evanich	Name:	Murray Gross
Title:	General Manager	Title:	President & CEO
Date:	9/26/01	Date:	9/28/01

USHS Agreement (LA) - FINAL	B-2	Confidential

APPENDIX C

TO

RENEWAL BY ANDERSEN CORPORATION

RETAILER AGREEMENT

Authorized Trademarks, Service Marks and Trade Names

Renewal by Andersen® of Los Angeles Renewal by Andersen® Window Replacement from a Company You Can Trust® Fibrex™	[GRAPHIC]
[GRAPHIC]	[GRAPHIC]

Effective Date: This Appendix C is effective as of September 26, 2001

RENEWAL BY ANDERSEN CORPORATION		U.S. HOME SYSTEMS, INC.

By:	/s/ Craig Evanich	By:	/s/ Murray Gross

Name:	Craig Evanich	Name:	Murray Gross
Title:	General Manager	Title:	President & CEO
Date:	9/26/01	Date:	___________

USHS Agreement (LA) - FINAL	C-l	Confidential

ADDENDUM NO. 1

TO

RENEWAL BY ANDERSEN CORPORATION

RETAILER AGREEMENT

Modifications to Retailer Agreement

This is Addendum No. 1 (this “Addendum”) to the Retailer Agreement, dated September 26, 2001, by and between Renewal by Andersen Corporation and U.S. Home Systems, Inc., (the “Agreement”).

1.	Amendment and Priority. The parties agree that the Agreement is amended as set forth in this Addendum. Any inconsistency between this Addendum and the Agreement will be resolved in favor of the intent of the parties as expressed in the Addendum. Terms used in this Addendum with the initial letter capitalized which are not otherwise defined will have the meaning given to such terms in the Agreement. Except as specifically amended in this Addendum, the Agreement will remain in full force and effect in accordance with its terms.

2.	Section 1, Your Business. Section 1 is amended by adding the following sentence to the end of the paragraph: “Unless such changes reasonably relate to the health, safety or compliance with legal requirements: (i) we will give you at least 30 days’ prior notice of changes to the Business Operations Library or the Renewal System that affect your business; and (ii) such changes will only apply to you to the extent they apply to other similarly situated Renewal by Andersen® retailers generally.

3.	Section 5, Suppliers. Section 5 is amended by replacing the first sentence with the following sentences: “We will be creating a list of authorized suppliers for accessories and materials accompanying Renewal by Andersen® products and their installation and a list of authorized suppliers for furnishings, building materials, uniforms and supplies for the establishment and operation of the showroom(s) and distribution center listed in Appendix A. Given that that list does not exist at the time of this Agreement signing, you have the right to utilize other suppliers as long as those suppliers are providing accessories and materials that meet Renewal by Andersen standards and, where material, have been approved by Renewal by Andersen. Once that list has been created, ”

4.	Section 8, Goals. Section 8 is amended by deleting the words “at our discretion” in the last sentence of the first flush paragraph and by inserting in their place the following words “(which acceptance will not be arbitrarily, capriciously or in bad faith withheld or delayed).

5.	Section 11, Prices: Orders; Shipments. Section 11 is amended by adding the following sentence at the end of the paragraph: “We will use commercially reasonable efforts to make sure that the terms and conditions of sale are no less favorable to you, on an overall economic basis, than the terms and conditions which we offer to our other similarly situated Renewal retailers (except for special situations which are limited in time and scope), taking into account the following: price; payment and credit terms; sales terms; delivery and lead times; product offerings; marketing support; warranties; special orders; and services.”

USHS Addendum (LA) - FINAL	Confidential

6.	Section 14, Term.

a.	Section 14, First Flush Paragraph: The first flush paragraph of Section 14, which relates to cross-defaults to Retailer Agreements at other locations at which you may then be an authorized Renewal retailer, is hereby deleted in Its entirety.

b.	Section 14.b.(ii): Section 14.b.(ii) is amended by adding the following phrase at the end of the sentence: “in your MAP, as measured on an annual basis.”

c.	Section 14.b.(iii): Section 14.b.(iii), which relates to noncompliance with the intellectual property provisions of Section 16, is moved to, and will be renumbered as, subsection 14.b.(v), the effect of which is to provide for a cure period for any breach of such provision.

d.	Section 14.b.(v): Section 14.b.(v) is amended by deleting the parenthetical phrase “(in no event to exceed 30 days)” and by adding the following parenthetical phrase in its place: “(in no event to exceed 30 days, unless a longer period is required by applicable law or unless you have commenced appropriate cure activities and we reasonably believe that you will be able to complete the cure within an additional reasonable period of time, in which case the cure period will be extended accordingly).

e.	Section 14.e.: Section 14.e. is deleted entirely.

7.	Section 17, Confidential Information. Section 17 is amended by adding at the end of the last sentence of the last paragraph the words “or Section 16.”

8.	Section 20. Insurance. Section 20 is amended by changing “$5 million” to “$3 million”.

9.	Section 37, Compliance with Laws. Section 37 is amended by adding the words “and we” at the beginning of the sentence after the word “You.”

10.	Section 38, Acknowledgements.

a.	Section 38.a.(ii). Section 38.a.(ii) is amended by adding after the phrase “complied in all material respects” the following parenthetical phrase: “(or any such noncompliance was properly cured in accordance with the provisions of this Agreement)”.

b.	Section 38.c.: Section 38.c. is amended by substituting the following:

“You are granted a right of first refusal for the San Diego, CA, primary market area contingent upon the following conditions being completed to our reasonable satisfaction:

A.	You develop and present to us by September 1, 2002, a MAP stating your proposal to develop the San Diego, CA, primary market area to promote and sell Renewal by Andersen® brand products, and we accept this MAP (our acceptance not to be arbitrarily, capriciously or in bad faith withheld or delayed).

B.	You are able to start operation in San Diego during or before January 2003.

USHS Addendum (LA) - FINAL	2	Confidential

C.	You sign a separate, but substantially identical agreement as this one, for the San Diego, CA primary market area. Any changes to the agreement would be mutually agreed upon; provided, however, that you will agree to accept changes that have been made to our standard Retailer Agreement used for similarly situated retailers, so long as we make modifications to any of those changes consistent with the nature and extent of the modifications negotiated with respect to this Agreement.

D.	As part of the San Diego, CA agreement, both parties will negotiate in good faith to grant you a similar first right of refusal for another new geographic area for you based on achieving full year 2002 MAP goals for Los Angeles. The geographic area would be selected and mutually agreed upon at the time of signing the San Diego, CA agreement.

E.	The conditions in Section 38.a.(ii), (iii) and (iv) are satisfied as of the effective date of the new San Diego, CA agreement.

F.	This right of first refusal for San Diego, CA will expire on October 1, 2002, if any of the above conditions have not been satisfactorily met.”

c.	Section 38.e.: Section 38 is amended by adding a new subsection 38.e. that will read in its entirety as follows:

“You acknowledge that you have developed your own MAP and that we have not provided you with a marketing plan or system for selling or distributing the Renewal by Andersen® brand products. You acknowledge that your purchases from us of the Renewal by Andersen® brand products will be at bona fide wholesale prices and that you have no obligation to pay for a quantity of goods in excess of that which a reasonable businessman would purchase by way of a starting inventory or supply or to maintain a going inventory or supply of products.”

11.	Effective Date. This Addendum is effective as of September 26, 2001.

RENEWAL BY ANDERSEN CORPORATION		U.S. HOME SYSTEMS INC.

By:	/s/ Craig Evanich	By:	/s/ Murray Gross

Name:	Craig Evanich	Name:	Murray Gross
Title:	General Manager	Title:	President & CEO

By:	9/26/01	By:	__/28/01

USHS Addendum (LA) - FINAL	3	Confidential

[GRAPHIC]

Renewal by Andersen confidential

Los Angeles metro market	September 2001

STATE NAME	CNTY NAME	ZIP	NAME
California	Los Angeles	90001	Los Angeles
California	Los Angeles	90002	Los Angeles
California	Los Angeles	90003	Los Angeles
California	Los Angeles	90004	Los Angeles
California	Los Angeles	90005	Los Angeles
California	Los Angeles	90006	Los Angeles
California	Los Angeles	90007	Los Angeles
California	Los Angeles	90008	Los Angeles
California	Los Angeles	90010	Los Angeles
California	Los Angeles	90011	Los Angeles
California	Los Angeles	90012	Los Angeles
California	Los Angeles	90013	Los Angeles
California	Los Angeles	90014	Los Angeles
California	Los Angeles	90015	Los Angeles
California	Los Angeles	90016	Los Angeles
California	Los Angeles	90017	Los Angeles
California	Los Angeles	90018	Los Angeles
California	Los Angeles	90019	Los Angeles
California	Los Angeles	90020	Los Angeles
California	Los Angeles	90021	Los Angeles
California	Los Angeles	90022	Los Angeles
California	Los Angeles	90023	Los Angeles
California	Los Angeles	90024	Los Angeles
California	Los Angeles	90025	Los Angeles
California	Los Angeles	90026	Los Angeles
California	Los Angeles	90027	Los Angeles
California	Los Angeles	90028	Los Angeles
California	Los Angeles	90029	Los Angeles
California	Los Angeles	90031	Los Angeles
California	Los Angeles	90032	Los Angeles
California	Los Angeles	90033	Los Angeles
California	Los Angeles	90034	Los Angeles
California	Los Angeles	90035	Los Angeles
California	Los Angeles	90036	Los Angeles
California	Los Angeles	90037	Los Angeles
California	Los Angeles	90038	Los Angeles
California	Los Angeles	90039	Los Angeles
California	Los Angeles	90040	Los Angeles
California	Los Angeles	90041	Los Angeles
California	Los Angeles	90042	Los Angeles
California	Los Angeles	90043	Los Angeles
California	Los Angeles	90044	Los Angeles
California	Los Angeles	90045	Los Angeles
California	Los Angeles	90046	Los Angeles
California	Los Angeles	90047	Los Angeles
California	Los Angeles	90048	Los Angeles
California	Los Angeles	90049	Los Angeles
California	Los Angeles	90056	Los Angeles
California	Los Angeles	90057	Los Angeles
California	Los Angeles	90058	Los Angeles
California	Los Angeles	90059	Los Angeles
California	Los Angeles	90061	Los Angeles
California	Los Angeles	90062	Los Angeles
California	Los Angeles	90063	Los Angeles
California	Los Angeles	90064	Los Angeles
California	Los Angeles	90065	Los Angeles
California	Los Angeles	90066	Los Angeles
California	Los Angeles	90067	Los Angeles
California	Los Angeles	90068	Los Angeles
California	Los Angeles	90069	West Hollywood
California	Los Angeles	90071	Los Angeles
California	Los Angeles	90073	Los Angeles
California	Los Angeles	90077	Los Angeles
California	Los Angeles	90089	Los Angeles
California	Los Angeles	90095	Los Angeles
California	Los Angeles	90201	Bell
California	Los Angeles	90210	Beverly Hills
California	Los Angeles	90211	Beverly Hills
California	Los Angeles	90212	Beverly Hills
California	Los Angeles	90220	Compton
California	Los Angeles	90221	Compton
California	Los Angeles	90222	Compton
California	Los Angeles	90230	Culver City
California	Los Angeles	90232	Culver City
California	Los Angeles	90240	Downey
California	Los Angeles	90241	Downey
California	Los Angeles	90242	Downey
California	Los Angeles	90245	El Segundo
California	Los Angeles	90247	Gardena
California	Los Angeles	90248	Gardena

Renewal by Andersen confidential

Los Angeles metro market	September 2001

STATE NAME	CNTY NAME	ZIP	NAME
California	Los Angeles	90249	Gardena
California	Los Angeles	90250	Hawthorne
California	Los Angeles	90254	Hermosa Beach
California	Los Angeles	90255	Huntington Park
California	Los Angeles	90260	Lawndale
California	Los Angeles	90262	Lynwood
California	Los Angeles	90263	Malibu
California	Los Angeles	90266	Manhattan Beach
California	Los Angeles	90270	Maywood
California	Los Angeles	90272	Pacific Palisades
California	Los Angeles	90274	PalosVerdes Peninsula
California	Los Angeles	90275	Rancho Palos Verdes
California	Los Angeles	90277	Redondo Beach
California	Los Angeles	90278	Redondo Beach
California	Los Angeles	90280	South Gate
California	Los Angeles	90290	Topanga
California	Los Angeles	90291	Venice
California	Los Angeles	90292	Marina Del Rey
California	Los Angeles	90293	Playa Del Rey
California	Los Angeles	90301	Inglewood
California	Los Angeles	90302	Inglewood
California	Los Angeles	90303	Inglewood
California	Los Angeles	90304	Inglewood
California	Los Angeles	90305	Inglewood
California	Los Angeles	90401	Santa Monica
California	Los Angeles	90402	Santa Monica
California	Los Angeles	90403	Santa Monica
California	Los Angeles	90404	Santa Monica
California	Los Angeles	90405	Santa Monica
California	Los Angeles	90501	Torrance
California	Los Angeles	90502	Torrance
California	Los Angeles	90503	Torrance
California	Los Angeles	90504	Torrance
California	Los Angeles	90505	Torrance
California	Los Angeles	90506	Torrance
California	Los Angeles	90601	Whittier
California	Los Angeles	90602	Whittier
California	Los Angeles	90603	Whittier
California	Los Angeles	90604	Whittier
California	Los Angeles	90605	Whittier
California	Los Angeles	90606	Whittier
California	Los Angeles	90638	La Mirada
California	Los Angeles	90639	La Mirada
California	Los Angeles	90640	Montebello
California	Los Angeles	90650	Norwalk
California	Los Angeles	90660	Pico Rivera
California	Los Angeles	90670	Santa Fe Springs
California	Los Angeles	90701	Artesia
California	Los Angeles	90703	Cerritos
California	Los Angeles	90706	Bellflower
California	Los Angeles	90710	Harbor City
California	Los Angeles	90712	Lakewood
California	Los Angeles	90713	Lakewood
California	Los Angeles	90715	Lakewood
California	Los Angeles	90716	Hawaiian Gardens
California	Los Angeles	90717	Lornita
California	Los Angeles	90723	Paramount
California	Los Angeles	90731	San Pedro
California	Los Angeles	90732	San Pedro
California	Los Angeles	90744	Wilmington
California	Los Angeles	90745	Carson
California	Los Angeles	90746	Carson
California	Los Angeles	90747	Carson
California	Los Angeles	90802	Long Beach
California	Los Angeles	90803	Long Beach
California	Los Angeles	90804	Long Beach
California	Los Angeles	90805	Long Beach
California	Los Angeles	90806	Long Beach
California	Los Angeles	90807	Long Beach
California	Los Angeles	90808	Long Beach
California	Los Angeles	90810	Long Beach
California	Los Angeles	90813	Long Beach
California	Los Angeles	90814	Long Beach
California	Los Angeles	90815	Long Beach
California	Los Angeles	90822	Long Beach
California	Los Angeles	90840	Long Beach
California	Los Angeles	91001	Altadena
California	Los Angeles	91006	Arcadia
California	Los Angeles	91007	Arcadia
California	Los Angeles	91010	Duarte

Renewal by Andersen confidential

Los Angeles metro market	September 2001

STATE NAME	CNTY NAME	ZIP	NAME
California	Los Angeles	91011	La Canada Flintridge
California	Los Angeles	91016	Monrovia
California	Los Angeles	91020	Montrose
California	Los Angeles	91024	Sierra Madre
California	Los Angeles	91030	South Pasadena
California	Los Angeles	91040	Sunland
California	Los Angeles	91042	Tujunga
California	Los Angeles	91101	Pasadena
California	Los Angeles	91103	Pasadena
California	Los Angeles	91104	Pasadena
California	Los Angeles	91105	Pasadena
California	Los Angeles	91106	Pasadena
California	Los Angeles	91107	Pasadena
California	Los Angeles	91108	San Marino
California	Los Angeles	91123	Pasadena
California	Los Angeles	91201	Glendale
California	Los Angeles	91202	Glendale
California	Los Angeles	91203	Glendale
California	Los Angeles	91204	Glendale
California	Los Angeles	91205	Glendale
California	Los Angeles	91206	Glendale
California	Los Angeles	91207	Glendale
California	Los Angeles	91208	Glendale
California	Los Angeles	91214	La Crescenta
California	Los Angeles	91302	Calabasas
California	Los Angeles	91303	Canoga Park
California	Los Angeles	91306	Winnetka
California	Los Angeles	91316	Encino
California	Los Angeles	91321	Newhall
California	Los Angeles	91324	Northridge
California	Los Angeles	91325	Northridge
California	Los Angeles	91326	Northridge
California	Los Angeles	91330	Northridge
California	Los Angeles	91331	Pacoima
California	Los Angeles	91335	Reseda
California	Los Angeles	91340	San Fernando
California	Los Angeles	91342	Sylmar
California	Los Angeles	91343	North Hills
California	Los Angeles	91344	Granada Hills
California	Los Angeles	91345	Mission Hills
California	Los Angeles	91350	Santa Clarita
California	Los Angeles	91351	Canyon Country
California	Los Angeles	91352	Sun Valley
California	Los Angeles	91354	Valencia
California	Los Angeles	91355	Valencia
California	Los Angeles	91356	Tarzana
California	Los Angeles	91364	Woodland Hills
California	Los Angeles	91367	Woodland Hills
California	Los Angeles	91371	Woodland Hills
California	Los Angeles	91381	Stevenson Ranch
California	Los Angeles	91384	Castaic
California	Los Angeles	91401	Van Nuys
California	Los Angeles	91402	Panorama City
California	Los Angeles	91403	Sherman Oaks
California	Los Angeles	91405	Van Nuys
California	Los Angeles	91406	Van Nuys
California	Los Angeles	91411	Van Nuys
California	Los Angeles	91423	Sherman Oaks
California	Los Angeles	91436	Encino
California	Los Angeles	91501	Burbank
California	Los Angeles	91502	Burbank
California	Los Angeles	91504	Burbank
California	Los Angeles	91505	Burbank
California	Los Angeles	91506	Burbank
California	Los Angeles	91521	Burbank
California	Los Angeles	91522	Burbank
California	Los Angeles	91523	Burbank
California	Los Angeles	91601	North Hollywood
California	Los Angeles	91602	North Hollywood
California	Los Angeles	91604	Studio City
California	Los Angeles	91605	North Hollywood
California	Los Angeles	91606	North Hollywood
California	Los Angeles	91607	Valley Village
California	Los Angeles	91608	Universal City
California	Los Angeles	91702	Azusa
California	Los Angeles	91706	Baldwin Park
California	Los Angeles	91711	Claremont
California	Los Angeles	91722	Covina
California	Los Angeles	91723	Covina
California	Los Angeles	91724	Covina

Renewal by Andersen confidential

Los Angeles metro market	September 2001

STATE NAME	CNTY NAME	ZIP	NAME
California	Los Angeles	91731	El Monte
California	Los Angeles	91732	El Monte
California	Los Angeles	91733	South El Monte
California	Los Angeles	91740	Glendora
California	Los Angeles	91741	Glendora
California	Los Angeles	91744	La Puente
California	Los Angeles	91745	Hacienda Heights
California	Los Angeles	91746	La Puente
California	Los Angeles	91748	Rowland Heights
California	Los Angeles	91750	La Veme
California	Los Angeles	91754	Monterey Park
California	Los Angeles	91755	Monterey Park
California	Los Angeles	91765	Diamond Bar
California	Los Angeles	91767	Pomona
California	Los Angeles	91768	Pomona
California	Los Angeles	91770	Rosemead
California	Los Angeles	91773	San Dimas
California	Los Angeles	91775	San Gabriel
California	Los Angeles	91776	San Gabriel
California	Los Angeles	91780	Temple City
California	Los Angeles	91789	Walnut
California	Los Angeles	91790	West Covina
California	Los Angeles	91791	West Covina
California	Los Angeles	91792	West Covina
California	Los Angeles	91801	Alhambra
California	Los Angeles	91803	Alhambra
California	Los Angeles	93243	Lebec
California	Los Angeles	93510	Acton
California	Los Angeles	93523	Edwards
California	Los Angeles	93532	Lake Hughes
California	Los Angeles	93534	Lancaster
California	Los Angeles	93535	Lancaster
California	Los Angeles	93536	Lancaster
California	Los Angeles	93543	Littlerock
California	Los Angeles	93544	Llano
California	Los Angeles	93550	Palmdale
California	Los Angeles	93551	Palmdale
California	Los Angeles	93552	Palmdale
California	Los Angeles	93553	Pearblossom
California	Los Angeles	93560	Rosamond
California	Los Angeles	93563	Valyermo
California	Los Angeles	93591	Palmdale
California	Orange	90620	Buena Park
California	Orange	90621	Buena Park
California	Orange	90623	La Palma
California	Orange	90630	Cypress
California	Orange	90631	La Habra
California	Orange	90680	Stanton
California	Orange	90720	Los Alamitos
California	Orange	90740	Seal Beach
California	Orange	92602	Irvine
California	Orange	92603	Irvine
California	Orange	92604	Irvine
California	Orange	92606	Irvine
California	Orange	92610	Foothill Ranch
California	Orange	92612	Irvine
California	Orange	92614	Irvine
California	Orange	92618	Irvine
California	Orange	92620	Irvine
California	Orange	92624	Capistrano Beach
California	Orange	92625	Corona Del Mar
California	Orange	92626	Costa Mesa
California	Orange	92627	Costa Mesa
California	Orange	92629	Dana Point
California	Orange	92630	Lake Forest
California	Orange	92646	Huntington Beach
California	Orange	92647	Huntington Beach
California	Orange	92648	Huntington Beach
California	Orange	92649	Huntington Beach
California	Orange	92651	Laguna Beach
California	Orange	92653	Laguna Hills
California	Orange	92655	Midway City
California	Orange	92656	Aliso Viejo
California	Orange	92657	Newport Coast
California	Orange	92660	Newport Beach
California	Orange	92661	Newport Beach
California	Orange	92662	Newport Beach
California	Orange	92663	Newport Beach
California	Orange	92673	San Clemente
California	Orange	92675	San Juan Capistrano

Renewal by Andersen confidential

Los Angeles metro market	September 2001

STATE NAME	CNTY NAME	ZIP	NAME
California	Orange	92676	Silverado
California	Orange	92677	Laguna Niguel
California	Orange	92679	Trabuco Canyon
California	Orange	92683	Westminster
California	Orange	92688	Rancho Santa Margarita
California	Orange	92691	Mission Viejo
California	Orange	92692	Mission Viejo
California	Orange	92701	Santa Ana
California	Orange	92703	Santa Ana
California	Orange	92704	Santa Ana
California	Orange	92705	Santa Ana
California	Orange	92706	Santa Ana
California	Orange	92707	Santa Ana
California	Orange	92708	Fountain Valley
California	Orange	92709	Irvine
California	Orange	92780	Tustin
California	Orange	92782	Tustin
California	Orange	92801	Anaheim
California	Orange	92802	Anaheim
California	Orange	92804	Anaheim
California	Orange	92805	Anaheim
California	Orange	92806	Anaheim
California	Orange	92807	Anaheim
California	Orange	92808	Anaheim
California	Orange	92821	Brea
California	Orange	92823	Brea
California	Orange	92831	Fullerton
California	Orange	92832	Fullerton
California	Orange	92833	Fullerton
California	Orange	92835	Fullerton
California	Orange	92840	Garden Grove
California	Orange	92841	Garden Grove
California	Orange	92843	Garden Grove
California	Orange	92844	Garden Grove
California	Orange	92845	Garden Grove
California	Orange	92861	Villa Park
California	Orange	92862	Orange
California	Orange	92865	Orange
California	Orange	92866	Orange
California	Orange	92867	Orange
California	Orange	92868	Orange
California	Orange	92869	Orange
California	Orange	92870	Placentia
California	Orange	92886	Yorba Linda
California	Orange	92887	Yorba Linda
California	Riverside	91719	Corona
California	Riverside	91720	Corona
California	Riverside	91752	Mira Loma
California	Riverside	91760	Norco
California	Riverside	92501	Riverside
California	Riverside	92503	Riverside
California	Riverside	92504	Riverside
California	Riverside	92505	Riverside
California	Riverside	92506	Riverside
California	Riverside	92507	Riverside
California	Riverside	92508	Riverside
California	Riverside	92509	Riverside
California	Riverside	92530	Lake Elsinore
California	Riverside	92532	Lake Elsinore
California	Riverside	92562	Murrieta
California	Riverside	92570	Perris
California	Riverside	92587	Sun City
California	Riverside	92590	Ternecula
California	Riverside	92595	Wildomar
California	San Bernardino	91701	Alta Lorna
California	San Bernardino	91709	Chino Hills
California	San Bernardino	91710	Chino
California	San Bernardino	91730	Rancho Cucarmonga
California	San Bernardino	91737	Alta Loma
California	San Bernardino	91739	Rancho Cucamonga
California	San Bernardino	91759	Mt Baldy
California	San Bernardino	91761	Ontario
California	San Bernardino	91762	Ontario
California	San Bernardino	91763	Montclair
California	San Bernardino	91764	Ontario
California	San Bernardino	91766	Pomona
California	San Bernardino	91784	Upland
California	San Bernardino	91786	Upland
California	San Bernardino	92313	Grand Terrace
California	San Bernardino	92316	Bloomington

Renewal by Andersen confidential

Los Angeles metro market	September 2001

STATE NAME	CNTY NAME	ZIP	NAME
California	San Bernardino	92324	Colton
California	San Bernardino	92335	Fontana
California	San Bernardino	92336	Fontana
California	San Bernardino	92337	Fontana
California	San Bernardino	92345	Hesperia
California	San Bernardino	92346	Highland
California	San Bernardino	92350	Loma Linda
California	San Bernardino	92354	Loma Linda
California	San Bernardino	92358	Lytle Creek
California	San Bernardino	92371	Phelan
California	San Bernardino	92372	Pinon Hills
California	San Bernardino	92373	Redlands
California	San Bernardino	92374	Redlands
California	San Bernardino	92376	Rialto
California	San Bernardino	92377	Rialto
California	San Bernardino	92397	Wrightwood
California	San Bernardino	92401	San Bernardino
California	San Bernardino	92404	San Bernardino
California	San Bernardino	92405	San Bernardino
California	San Bernardino	92407	San Bernardino
California	San Bernardino	92408	San Bernardino
California	San Bernardino	92410	San Bernardino
California	San Bernardino	92411	San Bernardino
California	Santa Barbara	00032	Los Padres Ntl Forest
California	Santa Barbara	93013	Carpinteria
California	Santa Barbara	93067	Summerland
California	Santa Barbara	93101	Santa Barbara
Caiifornia	Santa Barbara	93103	Santa Barbara
California	Santa Barbara	93105	Santa Barbara
California	Santa Barbara	93106	Santa Barbara
California	Santa Barbara	93108	Santa Barbara
California	Santa Barbara	93109	Santa Barbara
California	Santa Barbara	93110	Santa Barbara
California	Santa Barbara	93111	Santa Barbara
Caiifornia	Santa Barbara	93117	Goleta
California	Santa Barbara	93254	New Cuyama
California	Santa Barbara	93427	Buellton
California	Santa Barbara	93429	Casmalia
California	Santa Barbara	93434	Guadalupe
California	Santa Barbara	93436	Lompoc
California	Santa Barbara	93437	Lompoc
Caiifornia	Santa Barbara	93441	Los Olivos
California	Santa Barbara	93454	Santa Maria
California	Santa Barbara	93455	Santa Maria
California	Santa Barbara	93458	Santa Maria
California	Santa Barbara	93460	Santa Ynez
California	Santa Barbara	93463	Solvang
California	Ventura	00018	Los Padres Ntl Forest
California	Ventura	90265	Malibu
California	Ventura	91301	Agoura Hills
California	Ventura	91304	Canoga Park
Caiifornia	Ventura	91307	West Hills
Caiifornia	Ventura	91311	Chatsworth
California	Ventura	91320	Newbury Park
California	Ventura	91360	Thousand Oaks
Caiifornia	Ventura	91361	Westlake Village
Caiifornia	Ventura	91362	Thousand Oaks
California	Ventura	93001	Ventura
California	Ventura	93003	Ventura
Caiifornia	Ventura	93004	Ventura
Caiffornia	Ventura	93010	Camarillo
California	Ventura	93012	Camarillo
California	Ventura	93015	Filimore
Caiifornia	Ventura	93021	Moorpark
California	Ventura	93022	Oak View
California	Ventura	93023	Ojai
Caiifornia	Ventura	93030	Oxnard
California	Ventura	93033	Oxnard
California	Ventura	93035	Oxnard
California	Ventura	93041	Port Hueneme
California	Ventura	93042	Point Mugu Nawc
California	Ventura	93043	Port Hueneme Cbc Base
California	Ventura	93060	Santa Paula
California	Ventura	93063	Simi Valley
California	Ventura	93065	Simi Valley
California	Ventura	93066	Somis
California	Ventura	93225	Frazier Park
Caiifornia	Ventura	93252	Maricopa

[GRAPHIC]	750 State Highway 121 Bypass, Suite 170	Phone: (214) 488-6300
	Lewisville, TX 75067	Fax: (972) 459-4800

September 17, 2001

Mr. Michael Chalmers

Renewal by Andersen

9900 Jamaica Avenue South

Cottage Grove, Minnesota 55016

Dear Michael:

Enclosed is our MAP for the Southern California market. I trust this is everything you presently need to complete the agreement.

Sincerely yours,

/s/ Murray H. Gross

Murray H. Gross
President & CEO

MHG:dks

Enclosure

MAP

Southern California

Los Angeles and San Diego

LOS ANGELES – SAN DIEGO

Date	Location	Facility Type

January 1, 2002	Gardenia	20,000 square feet Showroom/Office/Warehouse

February 1, 2002	Orange County (Irvine)	18,000 – 20,000 square feet Showroom/Office/Warehouse

January 1, 2003	San Diego	5,000 square feet Showroom/Office

January 1, 2003	North San Fernando Valley	5,000 square feet Showroom/Office

January 1, 2004	Los Angeles East (Pomona)	8,000 – 10,000 square feet Showroom/Office/Warehouse

Roll Out Schedule for

RbA of Southern California

Date	Activity	Completion

Nov. 1, 2001	Ed Locicero joins RbA

	Ed Locicero and Murray Gross commence search for real estate	Nov 14, 2001

Nov. 19, 2001	Ed Locicero visits Minneapolis	Nov. 30, 2001

Dec. 1, 2001	Ready offices and showrooms	Dec. 31, 2001

Jan. 2, 2002	Occupy LA office

Jan. 7, 2002	Recruiting begins	Jan. 18, 2002

Jan. 14, 2002	Marketing begins

Jan. 21, 2002	Training begins

Jan. 28, 2002	Begin running leads

Feb. 4, 2002	Open Orange County facility

	Recruiting begins	Feb. 16, 2002

Feb. 11, 2002	Marketing begins

Feb. 18, 2002	Training begins	Mar. 2, 2002

Feb. 25, 2002	Begin running leads